EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results For Second Quarter Fiscal 2019

MINNEAPOLIS, April 05, 2019 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2019.

Second quarter fiscal 2019 highlights include (with growth rates compared to second quarter fiscal 2018):

  Consolidated net sales increased 9.0% to $13,315,000
  ZERUST® product net sales decreased 10.6% to $9,108,000
  ZERUST® oil and gas sales decreased 38.3% to $357,000
  Natur-Tec® product net sales increased 108.0% to a quarterly record $4,207,000
  Natur-Tec ® sales represent 31.6% of second quarter sales, compared to 16.6% for the same period last fiscal year
  Joint venture operating income decreased 7.7% to $3,152,000
  Net income attributable to NTIC increased 5.2% to $1,402,000
  Net income attributable to NTIC was $0.30 per diluted share, an increase of 3.9%

“North American ZERUST® industrial and NTIC China sales continued to be soft during our fiscal 2019 second quarter, due to a decelerating global economy compounded by ongoing high-profile trade disputes like the one between the U.S. and China,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “Nevertheless, net sales grew 9.0% thanks to the record contribution and growth of Natur-Tec sales.  Natur-Tec benefitted from strong global demand for alternatives to conventional plastics, and year-to-date Natur-Tec represented 32% of our total sales, compared to 17% last fiscal year.  Our second quarter financial results demonstrate the strength of the diversified foundation we have created spanning products, end markets and geography.”

“The slower than expected start to fiscal 2019, caused by economic uncertainty during the first half of our fiscal year, is causing us to adjust our full-year guidance for fiscal 2019.  As a result, we now expect fiscal 2019 sales to be between $58 million and $60 million and earnings to be between $1.70 and $1.80 per diluted share.  We are closely monitoring our markets for any further signs of weakness, but currently expect the second half of our fiscal year will show accelerating sales and earnings as a result of better global demand for our ZERUST® industrial products and our strong pipeline of ZERUST® oil & gas projects.  We also anticipate continued strength from our Natur-Tec compostable plastic solutions,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 9.0% to $13,315,000 during the three months ended February 28, 2019, compared to $12,214,000 for the three months ended February 28, 2018.  This increase was a result of significant global demand for the company’s Natur-Tec® compostable products.  For the first half of fiscal 2019, consolidated net sales increased 15.4% to $27,410,000, compared to $23,757,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2019, and February 28, 2018, by segment:

	Three Months Ended
	February 28, 2019	% of Net Sales	February 28, 2018	% of Net Sales	% Change
ZERUST® industrial net sales	$8,042,154	60.4%	$8,798,319	72.0%	(8.6)%
ZERUST® joint venture net sales	708,954	5.3%	814,122	6.7%	(12.9)%
ZERUST® oil & gas net sales	357,287	2.7%	579,018	4.7%	(38.3)%
Total ZERUST® net sales	$9,108,395	68.4%	$10,191,459	83.4%	(10.6)%
Total Natur-Tec® sales	4,207,009	31.6%	2,022,516	16.6%	108.0%
Total net sales	$13,315,404	100.0%	$12,213,975	100.0%	9.0%

	Six Months Ended
	February 28, 2019	% of Net Sales	February 28, 2018	% of Net Sales	% Change
ZERUST® industrial net sales	$16,637,968	60.7%	$17,534,583	73.8%	(5.1)%
ZERUST® joint venture net sales	1,192,141	4.4%	1,321,753	5.6%	(9.8)%
ZERUST® oil & gas net sales	1,343,460	4.9%	862,860	3.6%	55.7%
Total ZERUST® net sales	$19,173,569	70.0%	$19,719,196	83.0%	(2.8)%
Total Natur-Tec® sales	8,235,887	30.0%	4,037,817	17.0%	104.0%
Total net sales	$27,409,546	100.0%	$23,757,013	100.0%	15.4%

NTIC’s joint venture operating income was $3,152,000 during the three months ended February 28, 2019, compared to joint venture operating income of $3,415,000 during the three months ended February 28, 2018.  This $263,000 decrease was attributable to a decline in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which were $27,750,000 during the three months ended February 28, 2019, compared to $30,221,000 for the three months ended February 28, 2018.  Year-to-date, NTIC’s joint venture operating income was $6,585,000, compared to joint venture operating income of $6,663,000 during the six months ended February 28, 2018.  Net sales of NTIC’s joint ventures were $58,230,000 during the six months ended February 28, 2019, compared to $58,719,000 for the six months ended February 28, 2018.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2019 were 40.5%, compared to 44.0% for the same period last fiscal year.  This reduction was primarily a result of operating leverage on increased net sales as total operating expenses in the second quarter remained flat with the same period last fiscal year.  Year-to-date, operating expenses, as a percent of net sales, were 42.2%, compared to 46.3% for the same period last fiscal year.

Net income attributable to NTIC for the second quarter of fiscal 2019 increased 5.2% to $1,402,000, or $0.30 per diluted share, from $1,333,000, or $0.29 per diluted share for the same period last fiscal year.  Net income attributable to NTIC for the first half of fiscal 2019 increased 20.0% to $2,898,000, or $0.61 per diluted share, from $2,416,000, or $0.52 per diluted share, for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $24,180,000 at February 28, 2019, including $4,936,000 in cash and cash equivalents and $1,227,000 in available for sale securities, compared to $22,838,000 at August 31, 2018, including $4,163,000 in cash and cash equivalents and $3,300,000 in available for sale securities.

At February 28, 2019, the company had $24,418,000 of investments in joint ventures, of which over $12,800,000, or 52%, was cash, with the remaining balance mostly made up of other working capital.

Outlook

For the fiscal year ending August 31, 2019, NTIC now expects net sales to be in the range of $58.0 million to $60.0 million compared to previous guidance of $60.0 million to $61.5 million.  The company also anticipates net income attributable to NTIC to now be in the range of $8.0 million to $8.5 million, or $1.70 and $1.80 per diluted share, compared to previous guidance of $9.4 million to $9.8 million, or $2.00 and $2.10 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2019 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 3478925.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2018, anticipated accelerating sales and earnings during the second half of the fiscal year and anticipated continued strength from Natur-Tec products, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2018 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2019 (UNAUDITED)
AND AUGUST 31, 2018 (AUDITED)

	February 28, 2019	August 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,936,377	$4,163,023
Available for sale securities	1,227,268	3,300,110
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $65,000 at February 28, 2019 and $50,000 at August 31, 2018	9,329,725	9,920,108
Trade joint ventures	679,349	761,506
Fees for services provided to joint ventures	1,338,493	1,357,255
Income taxes	515,448	273,333
Inventories	11,304,475	9,130,861
Prepaid expenses	1,457,059	1,661,577
Total current assets	30,788,194	30,567,773

PROPERTY AND EQUIPMENT, NET	7,229,398	7,168,826

OTHER ASSETS:
Investments in joint ventures	24,418,491	22,950,995
Deferred income taxes	1,420,791	1,551,536
Patents and trademarks, net	1,084,313	1,156,257
Other	153,846	153,849
Total other assets	27,077,441	25,812,637
Total assets	$65,095,033	$63,549,236

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,307,450	$3,905,034
Income taxes payable	8,555	70,892
Accrued liabilities:
Payroll and related benefits	1,137,209	2,747,303
Other	1,154,948	1,006,953
Total current liabilities	6,608,162	7,730,182

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares; issued and outstanding 4,542,177 and 4,541,303, respectively	90,844	90,826
Additional paid-in capital	15,353,400	14,619,777
Retained earnings	43,771,843	41,963,341
Accumulated other comprehensive loss	(3,742,258)	(3,597,199)
Stockholders’ equity	55,473,829	53,076,745
Non-controlling interest	3,013,042	2,742,309
Total equity	58,486,871	55,819,054
Total liabilities and equity	$65,095,033	$63,549,236

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2019 AND 2018

	Three Months Ended		Six Months Ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
NET SALES:
Net sales, excluding joint ventures	$12,606,449	$11,399,853	$26,217,314	$22,435,260
Net sales, to joint ventures	708,955	814,122	1,192,142	1,321,753
Total net sales	13,315,404	12,213,975	27,409,456	23,757,013

Cost of goods sold	9,284,099	8,012,836	18,745,236	15,901,306
Gross profit	4,031,305	4,201,139	8,664,220	7,855,707

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,715,216	1,805,997	3,719,378	3,547,325
Fees for services provided to joint ventures	1,436,774	1,608,890	2,865,209	3,116,032
Total joint venture operations	3,151,990	3,414,887	6,584,587	6,663,357

OPERATING EXPENSES:
Selling expenses	2,505,081	2,643,636	5,316,175	5,243,585
General and administrative expenses	1,963,537	1,805,216	4,459,334	4,024,961
Research and development expenses	927,537	922,746	1,799,694	1,721,477
Total operating expenses	5,396,155	5,371,598	11,575,203	10,990,023

OPERATING INCOME	1,787,140	2,244,428	3,673,604	3,529,041

INTEREST INCOME	15,122	24,883	27,909	48,939
INTEREST EXPENSE	(3,835)	(5,779)	(6,192)	(10,868)

INCOME BEFORE INCOME TAX EXPENSE	1,798,427	2,263,532	3,695,321	3,567,112

INCOME TAX EXPENSE	246,371	841,909	502,074	946,900

NET INCOME	1,552,056	1,421,623	3,193,247	2,620,212

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	150,488	88,776	294,620	203,739

NET INCOME ATTRIBUTABLE TO NTIC	$1,401,568	$1,332,847	$2,898,627	$2,416,473

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.31	$0.29	$0.64	$0.53
Diluted	$0.30	$0.29	$0.61	$0.52

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,542,177	4,537,408	4,542,175	4,537,368
Diluted	4,723,930	4,673,338	4,731,608	4,641,042
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.12	$0.10	$0.24	$0.20

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600